Exhibit 10.10

RETAIL LEASE AGREEMENT

BY AND BETWEEN

SKIN HEALTH PROPERTIES, INC.,

AS LANDLORD

AND

OMP, INC.,

AS TENANT

DATED AS OF JUNE 29, 2006

RETAIL LEASE AGREEMENT

THIS RETAIL LEASE AGREEMENT (this “Lease”) is entered into as of June 29, 2006, by and between SKIN HEALTH PROPERTIES, INC., a California corporation (“Landlord”), and OMP, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant agree:

1.

BASIC LEASE INFORMATION.

1.1	Tenant’s Address for Notice.

OMP, Inc.
310 Golden Shore
Suite 100
Long Beach, California 90802
Attention: Steve Garcia, CFO

1.2	Landlord’s Address for Notice.

Skin Health Properties, Inc.
270 North Canon Drive
Beverly Hills, California 90210
Attention: Zein E. Obagi

	With a copy to:	Valensi, Rose, Magaram, Morris & Murphy, PLC
2029 Century Park East, Suite 2050
Los Angeles, California 90067-3031
Attention: Michael R. Morris, Esq.

1.3	Premises.

Approximately 2,063 useable square feet located on the ground floor of the Building as shown on the Site Plan attached hereto as Exhibit A and appurtenant basement.

1.4	Building.

The building with an address of 270 North Canon Drive, Beverly Hills, California 90210 (the “Building”).

1.5	Land.

The real property on which the Building is located.

1.6	Term.	Five (5) years, commencing on August 1, 2006 (the “Commencement Date”), and terminating on July 31, 2011 (the “Termination Date”), as the same may be extended or sooner terminated as provided herein.

1.7	Extension Options.

Tenant shall have the right to extend the Term of this Lease for one (1) additional period of five (5) years (the “Extension Term”).

1.8	Base Rent.

Base Rent shall initially be payable at the rate of $86,646.00 per annum, or Seven Thousand Two Hundred Twenty and 50/100 Dollars ($7,220.50) per month. Effective as of the first anniversary of the Commencement Date, and as of each anniversary of the Commencement Date thereafter, the Base Rent shall escalate by three and one-half percent (3.5%) per annum, as follows:

Lease Year:	Annual Base Rent:	Monthly Base Rent:

1	$86,646.00	$7,220.50
2	$89,678.61	$7,473.22
3	$92,817.36	$7,734.78
4	$96,065.97	$8,005.50
5	$99,428.28	$8,285.69

1.9	Security Deposit.	None

1.10	Useable Square Feet in the Premises.

Approximately 2,063 useable square feet.

1.11	Use.

The display and marketing of skin health care products.

1.12	Broker.	None

Exhibit A:	Site Plan
Exhibit B:	Leasehold Improvements
Exhibit C:	Schedule of Costs
Exhibit D.	Master Lease

Any reference in this Lease to the above terms shall mean and refer to the information and terms set forth in the above Basic Lease Information. In the event of any conflict between the Basic Lease Information and the terms of this Lease, the terms of this Lease shall control.

2.             PARTIES. This Lease is made by and between Landlord and Tenant as specified in Article 1. The exhibits as may be referred to herein are attached hereto and incorporated as a part of this Lease.

3.             INCORPORATION OF MASTER LEASE. Notwithstanding that this document is called a Retail Lease Agreement and the parties hereto are referred to as Landlord and Tenant, this document is actually a sublease and is subject to the provisions of the certain Standard Multi-Tenant Office Lease - Gross dated May 15, 2006 attached hereto as Exhibit D (the “Master Lease”) by and between ZSO, LP, a California limited partnership as the lessor thereunder (“Master Landlord”), and Zein E. Obagi, M.D., Inc., a California corporation, and Landlord, collectively as the lessee thereunder. This Lease is and shall be at all times subject and subordinate to the Master Lease. If and to the extent that terms of the Master Lease and this Lease shall conflict, the terms of this Lease shall prevail. Provided, however, notwithstanding the foregoing or anything to the contrary contained in the Master Lease or herein, Landlord acknowledges and agrees that (a) Tenant shall not have any repair, maintenance, restoration, compliance or other obligations hereunder with respect to the Premises except as expressly set forth in this Lease, nor any monetary or payment obligations under this Lease other than the Rent and insurance obligations set forth in Sections 7 and 8 hereof, and (b) the following provisions of the Master Lease shall not be applicable to this Lease:  Sections 1.2(b), 1.6, 1.9, 1.13, 2.2, 2.3, 2.5, 2.6, 2.9, 2.10, 3.3, 4.2, 6.2, 6.3, 7.1, 7.4, 8.3(c), 8.4, 8.7, 10.1, 10.2, 10.3, 10.4, 11.2, the second and third sentences of Section 11.4, 13.1(d), 17, the second sentence of Section 40, Section 41, Section 43(a) and the second sentence of Section 49 of the Master Lease. The second sentence of Section 36 of the Master Lease shall not apply to the Leasehold Improvements. Landlord agrees to keep the Master Lease in effect during the Term of this Sublease and to make commercially reasonable efforts to enforce its rights thereunder for the benefit of Tenant, subject, however, to any earlier termination of the Master Lease without the fault of Landlord, and to enforce all of Landlord’s rights under the Master Lease for the benefit of Tenant. In the event that the Master Lease shall terminate during the Term of this Lease, then Master Landlord shall assume the obligations of Landlord under this Lease and recognize Tenant as its tenant under all of the terms of this Lease, allowing Tenant, at its option, to remain in possession of the Premises upon all the terms of this Lease through the Termination Date, unless sooner terminated pursuant to the terms and conditions hereof.

4.             PREMISES/LEASEHOLD IMPROVEMENTS.

4.1           Lease of Premises.

Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, at the rental, and upon all the conditions set forth herein. The Premises are located in the Building. Use of any mezzanine, basement or storage space shall be at no additional charge and the area of such space shall not be included in the area of the Premises.

4.2           Landlord’s Construction of Leasehold Improvements. Landlord shall use commercially reasonable efforts to cause the Leasehold Improvements (as set forth on Exhibit B) to be completed by September 1, 2006, subject to minor punchlist items. In respect of the performance by Landlord of the Leasehold Improvements, Tenant has heretofore paid Legacy Construction, the contractor for construction of the Leasehold Improvements, the sum of One Million Eight Hundred Seventeen Thousand One Hundred Eleven and No/100 Dollars ($1,817,111.00) (“Tenant’s Leasehold Improvement Share”), as more particularly shown on the Schedule of Costs attached hereto as Exhibit C. Landlord expressly acknowledges and agrees, on behalf of itself and all people or entities affiliated with Landlord, that Tenant’s sole obligation and liability with respect to the performance of, and the payment for, the Leasehold Improvements shall be the payment of the Tenant’s Leasehold Improvement Share and that, regardless of the actual cost of the Leasehold Improvements or any costs incurred in connection therewith, Tenant shall not owe or be required to pay to Landlord or to any people or entities affiliated with Landlord any additional amounts or any amount in excess of Tenant’s Leasehold Improvement Share heretofore paid.

5.             TERM.

5.1           Term.  The Term of this Lease shall be for the period which commences on the Commencement Date and ends on the Termination Date unless sooner terminated pursuant to any provision hereof. If Landlord is unable to deliver possession of the Premises on or before the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the Termination Date. Tenant shall not, however, be obligated to pay Rent or perform its other obligations hereunder until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Tenant may, at its option, by notice in writing to Landlord delivered within ten (10) days of the expiration of such 60-day period, cancel this Lease, in which event both parties hereto shall be discharged from all obligations hereunder. Except as otherwise provided herein, if possession is not tendered to Tenant within 60 days after the Commencement Date and Tenant does not terminate this Lease, as aforesaid, any period of rent abatement that Tenant would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Tenant would otherwise have enjoyed under the terms hereof.

5.2           Tenant’s Option to Extend.  Tenant shall have the right to extend the Term of this Lease in accordance with the Extension Option as provided for in Article 1, provided that Tenant is not in default of any provision of this Lease (beyond any applicable notice and cure period) at the time of its exercise of the Option or upon the commencement of the Extension Term. Tenant may exercise the Extension Option by delivering to Landlord written notice of Tenant’s intention to exercise the Extension Option (the “Notice of Intent”) no later than ninety (90) days and no earlier than one hundred eighty (180) days prior to the expiration of the initial Term of this Lease, time being of the essence. If proper notification of the exercise of the Extension Option is not given and/or received, the Extension Option shall automatically expire.

The Extension Term shall be upon all of the terms and conditions contained in this Lease. The Extension Option is personal to the original Tenant and cannot be assigned or exercised by anyone other than said original Tenant and only while the original Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting; provided, however, notwithstanding the foregoing, the Extension Option shall be assignable to any person or entity to whom Tenant sells all or substantially all of its assets or stock or with whom Tenant merges.

6.             USE.  The Premises may be used only for the uses set forth in Section 1.11 hereof and for no other purpose (the “Permitted Use”).

7.             RENT.

7.1           Base Rent.  Tenant shall pay Landlord throughout the Term hereof, as it may be extended, the Base Rent on a monthly basis, as set forth in Section 1.8 hereof, in lawful money of the United States of America, payable in advance on the first (1st) day of each month commencing with the Commencement Date; subject, however, to the provisions of Section 6.2 below. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based on the number of days in such month. Base Rent shall be payable to Landlord at the address stated in Section 1.2 or to such other persons or at such other places as Landlord may designate in writing. Base Rent and any other amounts payable by Tenant to Landlord hereunder are sometimes hereinafter referred to as “Rent.”

7.2           Prepaid Rent.  Landlord expressly acknowledges and agrees that Tenant has heretofore paid to Landlord or its agent the sum of Three Hundred Seventy-Nine Thousand Eight Hundred Thirty-Two and No/100 Dollars ($379,832.00) (the “Prepaid Rental”), as more particularly shown on Exhibit C. Landlord expressly acknowledges and agrees that the Prepaid Rental shall be credited, until fully applied, against Tenant’s obligations to pay Rent under this Lease commencing on the Commencement Date. Landlord also acknowledges that the Prepaid Rental fully satisfies all amounts owing or becoming payable under this Lease.

8.             INSURANCE MAINTAINED BY TENANT. Tenant shall be required to obtain and maintain, throughout the Term of this Lease, the commercial general liability insurance described in Section 8.2(a) of the Master Lease, only.

9.             QUIET ENJOYMENT. Landlord covenants and agrees that, so long as this Lease is in full force and effect, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person having an interest in the Premises paramount to Landlord’s interest or by any person claiming through or under Landlord. The foregoing express covenant shall be in addition to and not in derogation of any implied or other rights of quiet enjoyment Tenant may have under applicable law.

10.           NOTICE. Notwithstanding the provisions of Section 23.1 of the Master Lease, Tenant’s address for notice purposes shall be as set forth in Section 1.1 hereof throughout the Term of this Lease, or such different address as Tenant may by written notice specify to Landlord, but the Premises shall not constitute Tenant’s address for notice.

11.           LANDLORD’S INDEMNITY. Landlord shall indemnify, defend and hold

Tenant harmless from and against all loss, cost and expense, including reasonable attorneys’ fees, arising from any injury or damage to any person or property, occurring in or about the Building (including the Premises) or the Land as a result of any negligent act, omission or willful misconduct of Landlord or its officers, contractors, licensees, agents, tenants, employees, guests, or visitors, or arising from any breach or default under this Lease by Landlord. The foregoing provisions shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the grossly negligent act, omission or willful misconduct of Tenant, or its officers, contractors, licensees, agents, subtenants, assignees, employees or invitees.

Each party hereto represents and warrants to the other that it is authorized to execute and deliver this Lease on such party’s behalf, and that the person executing this Lease is authorized by it to do so.

The parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:		TENANT:

SKIN HEALTH PROPERTIES, INC., a California corporation		OMP, INC., a Delaware corporation

By:	/s/ Samar Obagi	By:	/s/ Steve Carlson
Name:	Samar Obagi	Name:	Steve Carlson
Its:	Partner	Its:	President and Chief Executive Officer

CONSENT BY MASTER LANDLORD

The undersigned Master Landlord hereby consents to the foregoing Sublease and agrees to the following:  For so long as the foregoing Sublease shall remain in full force and effect, Master Landlord shall not lease or permit any portion of the Building, other than the Premises, to be used for the Permitted Use, except for any space that may be occupied by Zein Obagi, M.D., Samar Obagi, the Zein and Samar Obagi Family Trust, Zein E. Obagi, M.D., Inc., or Landlord. In addition, for so long as this Lease shall remain in full force and effect, neither the Building nor any part thereof may be named for a direct or indirect competitor of the business to be conducted in the Premises by Tenant without Tenant’s written consent, which consent may be withheld in Tenant’s sole discretion. In the event that this covenant is violated, Tenant acknowledges and agrees that its sole remedy shall be to terminate this Lease, and Tenant hereby waives all other rights or remedies that it may have in connection therewith.

MASTER LANDLORD:

ZSO, LP, a California limited partnership

By:	/s/ Samar Obagi
Name:	Samar Obagi
Title:	Partner

Dated:  June 29, 2006

CONSENT BY ZEIN E. OBAGI, M.D., INC.

The undersigned, who jointly with Landlord constitutes the “Lessee” under the Master Lease, hereby consents to the terms and conditions of the foregoing Sublease.

ZEIN E. OBAGI, M.D., INC., a California corporation

By:	/s/ Zein E. Obagi M.D.
Name:	Zein E. Obagi, M.D.
Title:	President

Dated:  June 29, 2006

EXHIBIT A

SITE PLAN

GENERAL NOTES
LEGEND
ARCHITECT OF RECORD
JAMES HEMLER, ARCHITECT, INC.
DESIGN ARCHITECT
OBAGI
CONSTRUCTION DOCUMENTS
SITE PLANS -
EXISTING AND PROPOSED
FIRST FLOOR PLANS
A-101
ALLEY (20'-0")
DAYTON WAY
CANON DRIVE
1 SITE PLAN - EXISTING FIRST FLOOR - SHOWING INTERIOR USABLE SQUARE FOOTAGE
2 SITE PLAN - PROPOSED FIRST FLOOR PLAN - SHOWING MEDICAL, RETAIL AND LOBBY AREAS

A-1

EXHIBIT B

LEASEHOLD IMPROVEMENTS

	General requirements
	Total site work
	Concrete
	Masonry
	Metals
	Carpentry
	Thermal and moisture
	Doors and windows
	Electrical
	Contractors fee

	Finishes
	Marble exterior	43	Revision of Millwork per SAMAR
	Painting exterior	44	Electronic Air filter in OR SAMAR
	other	45	Reroute refrigeration to new location
	Furnishings	46	Replace existing sprinkler heads
	Cabinetry	47	additional plumbing
	Conference table	48	Auto Clave rough in
	File cabinets	49	Deputy Inspection
	other	50	Steel support for Countertops
	Plumbing	51	Fire Corridor/rebuild front canopy
	HVAC	52	Recessed lights in Treatment room
	Fountain	53	Access panels/catwalks
	Plumbing	54	Dr Obagi’s office ceiling drywall
	Water Wall	55	Frame out for A/V and reframe Canopy
	other	56	Water fall overflow feature
		57	Subterranean Drainage at North Elevation
Change Orders		58	Sheet Metal Backing Access Panels
		59	Perimeter concrete
1	Asbestos testing	60	Install fire rated plywood in ceiling
2	Demolish stone veneer	61	Upgrade front door to automatic
3	Demolish Basement Vault	62	Revise door 117, 105 + 107
4	Asbestos abatement Lobby	63	Material for 90 min. wood doors
5	Sheet rock on ceiling of first floor	64	Work at Stair well Trailer
6	Demo hidden structure in vestibule	65	Asbestos Abatement Lobby
7	clean air studios for tenants	66	Deputy Inspection for water feature
8	Permit fees	67	Rebuilt Vestibule Perimeter walls
9	Fire rated corridor In basement	68	Upgrade windows in room 121
10	Replace existing fan coils first floor	69	Wrap Interior columns for fire
11	Front entry door	70	Delete sun shades
12	VE Storefront Glass	71	Vestibule Floor Trench Drain
13	Sheet rock ceiling in OR	72	Upgrade Storefront glass door to 3/4”
14	Structural steel	73	Raise Floors to meet Marble height
15	Kitchen Plumbing	74	Security Access system
16	Smoke/Fire Dampers	75	additional suede fabric for future use
17	Addition of support Wall Basement	76	waterproof membrane north wall
18	Wall hung toilet work	77	Additional signage
19	After hours demo	78	Thin brick East elevation
20	Electrical additions	79	Exterior plaster
21	Sonar imaging basement wall	80	Stainless shoe for circular glass
22	Power to dampers	81	Electrical room connections
23	Void	82	Additional Marble for entry door
24	Void	83	Change Fire Dampers/Run Dryer Vent
24A	Install exterior wall In OR	84	Single Phase Electrical Service Revisions
24B	Install studs for wall hung toilets	85	Delete Glass Display Box
25	Recess Circular soffit	86	Electrical Work not inducated on plans
26	Deputy inspection of basement footing	87	Electrical Work Revisions from RDHA
27	Install concrete footing (vs wood) In front	88	Electrical Work from RDHA SK
28	Demo remaining basement	89	New Plaster Color coat
29	Add concrete on basement support wall	90	VOID
30	Telephone/Data Audio video	91	Structural Support for Operational Light
	Audio Visual - Retail
	Conference room	PENDING (as of 5-15-06)
	General Data/AV
		92	Post and Parking lot signs
31	credit VE	93	Screen for Mechanicals
32	credit for C/O 11		Removed intentionally
33	credit for deletion of Conference table	95	Refurbish Parking lot gate
34	Credit for stone	96	Credit for shelf a over pond
35	Add stone to Vestibule	97	Architect Work
36	add windows in staff room
37	Fireproof all pipe columns
38	Deputy inspection of concrete on canon
39	Concrete stem wall on North elevation
40	Electrical extras
41	Electrical changes per Samar Obagi
42	Install Marble stone in Waterfall

B-1

EXHIBIT C

SCHEDULE OF COSTS

					Medical
	Cost	sub category	Retail %	Retail Alloc	%	Medical Alloc	Alloc. Method

General Billings
General requirements	$214,803.25		34.3%	$73,745.90	65.7%	$141,057.35	Total SQ Ft
Total site work	82,800.00		34.3%	28,426.76	65.7%	54,373.24	Total SQ Ft
Concrete	13,800.00		34.3%	4,737.79	65.7%	9,062.21	Total SQ Ft
Masonry	7,300.00		34.3%	2,506.22	65.7%	4,793.78	Total SQ Ft
Metals	8,750.00		34.3%	3,004.04	65.7%	5,745,96	Total SQ Ft
Carpentry	27,000.01		34.3%	9,269.60	65.7%	17,730.40	Total SQ Ft
Thermal and moisture	23,750.00		75.0%	17,812.50	25.0%	5,937.50	Total SQ Ft
Doors and windows	181,200.00			155,000.00		29,200.00	Specific ID
Electrical	264,000,00		34.3%	90,636.05	65.7%	173,363.95	Total SQ Ft
Contractors fee	207,227.33		52.7%	109,223.01	47.3%	98,004.32	% of all materials/costs
Finishes	658,875.00
Marble exterior		482,500.00	75.0%	361,875.00	25,0%	120,625.00	Incremental cost over non-marble cost
Painting exterior		42,500.00	45.0%	19,125.00	55.0%	23,375.00	1st Fl Sq Ft Alloc
other		133,875.00	50.0%	66,937.50	50.0%	66,937.50	Total SQ Ft
Furnishings	305,295.00
Cabinetry		271,450.00	34.3%	93,193.77	65.7%	178,256.23	Note 1
Conference table		18,185.00		0.00	100.0%	18,185.00	Specific ID
File cabinets		8,180.00		0.00	100.0%	8,180.00	Specific ID
other		7,480.00	34.3%	2,568.02	65.7%	4,911.98	Total SQ Ft
Plumbing	283,800.00
HVAC		105,200.00	34.3%	36,117.09	65.7%	69,082.91	Total SQ Ft
Fountain		55,000.00	100.0%	55,000.00
Plumbing		54,900.00	34.3%	18,848.18	65.7%	36,051.82	Total SQ Ft
Water Wall		35,000.00	100.0%	35,000.00
other		33,700.00	58.0%	19,533.50	42.0%	14,166,50	% of total plumbing
Change Orders
1 Asbestos testing	8,015,13		34.3%	2,751.74	65.7%	5,263.39	Total SQ Ft
2 Demolish stone veneer	2,933,63		100.0%	2,933.63
3 Demolish Basement Vault	8,949.42				100.0%	8,949.42	Specific ID
4 Asbestos abatement Lobby	4,067.24				100.0%	4,067.24	Specific ID
5 Sheet rock on ceiling of first floor	25,054,73		45.0%	11,274.63	55.0%	13,780.10	1st Fl Sq Ft Alloc
6 Demo hidden structure in vestibule	931.31				100.0%	931.31	Specific ID
7 clean air studios for tenants	1,571,59				100.0%	1,571.59	Specific ID
8 Permit fees	27,990.89		34.3%	9,609.79	65.7%	18,381.10	Total SQ Ft
9 Fire rated corridor in basement	39,439.16				100.0%	39,439.16	Specific ID
10 Replace existing fan coils first floor	3,445.86		45.0%	1,550.64	55.0%	1,895.22	1st Fl Sq Ft Alloc
11 Front entry door	523.85		100.0%	523.85			Specific ID
12 VE Storefront Glass	(4,899.53)		100.0%	(4,899.53)			Specific ID
13 Sheet rock ceiling in OR	7,319.62				100.0%	7,319.62	Specific ID
14 Structural steel	23,305.27		75.0%	17,478.95	25.0%	5,826.32	1st FLOOR
15 Kitchen Plumbing	5,966,23				100.0%	5,966.23	Specific ID
16 Smoke/Fire Dampers	4,244.46		34.3%	1,457.20	65.7%	2,787.26	Total SQ Ft
17 Addition of support Wall Basement	7,725.26				100.0%	7,725.26	Specific ID
18 Wall hung toilet work	3,472.40		45.0%	1,562.58	55.0%	1,909.82	1st Fl Sq Ft Alloc
19 After hours demo	8,244.33		34.3%	2,830.43	65.7%	5,413.90	Total SQ Ft
20 Electrical additions	21,067.63		0.0%	0.00	100.0%	21,067.63	Total SQ Ft
21 Sonar imaging basement wall	1,322.70				100.0%	1,322.70	Specific ID

C-1

					Medical
	Cost	sub category	Retail %	Retail Alloc	%	Medical Alloc	Alloc. Method
22 Power to dampers	2,357.38		34.3%	809.33	65.7%	1,548.05	Tolal SQ Ft
23 Void
24 Void
24A install exterior wall in OR	7,336.31				100.0%	7,336.31	Specific ID
24B install studs for wall hung toilets	1,597.07		45.0%	718.68	55.0%	878.39	Specific ID
25 Recess Circular soffit	3,026.77		100.0%	3,026.77			Specific ID
26 Deputy inspection of basement footing	337.60			0.00	100.0%	337.60	Specific ID
27 Install concrete footing (vs wood) in front	29,012.05		45.0%	13,055.42	55.0%	15,956.63	Specific ID
28 Demo remaining basement	4,074.50				100.0%	4,074.50	Specific ID
29 Add concrete on basement support wall	8,378.22				100.0%	8,378.22	Specific ID
30 Telephone/Data Audio video	217,057.55
Audio Visual - Retail		109,935.45	100.0%	109,935.45			Specific ID
Conference room		18,943.75			100.0%	18,943.75	Specific ID
General Data/AV		88,178.35	34.3%	30,273.25	65.7%	57,905.10	Total SQ Ft
31 credit VE	(47,474.22)		45.0%	(34,819.72)	55.0%	(12,654.50)	1st Fl Sq Ft Alloc
32 credit for C/O 11	(523.85)		100.0%	(523.85)			SPECIFIC
33 credit for deletion of Conference table	(18,022.47)				100.0%	(18,022.47)	Specific ID
34 Credit for stone	(25,611.19)		75.0%	(19,208.39)	25.0%	(6,402.80)	Total SQ Ft
35 Add stone to Vestibule	25,611,19		45.0%	11,525.04	55.0%	14,086.15	SPECIFIC
36 add windows in staff room	4,714.78				100.0%	4,714,78	SPECIFIC
37 Fireproof all pipe columns	16,054.33		100.0%	16,054.33	0.0%	0.00	Total SQ Ft
38 Deputy inspection of concrete on canon	232.82		34.3%	79.93	65.7%	152.89	Total SQ Ft
39 Concrete stem wall on North elevation	5,471.48		34.3%	1,878.46	65.7%	3,593.02	Total SQ Ft
40 Electrical extras	3,238.70				100.0%	3,288.70	Specific ID
41 Electrical changes per Samar Obagi	7,537.83				100.0%	7,537.83	Specific ID
42 Install Marble stone in Waterfall	5,675.20		100.0%	5,675.20			Specific ID
43 Revision of Millwork per SAMAR	32,195.58		20.0%	6,439.12	80.0%	25,756.46	Specific ID
44 Electronic Air filter in OR SAMAR	3,958.09				100.0%	3,958.09	Specific ID
45 Reroute refrigeration to new location	1,047.73		34.3%	359.70	65.7%	688.03	Total SQ Ft
46 Replace existing sprinkler heads	861.47		0,0%	0.00	100.0%	861.47	Specific ID
47 additional plumbing	4,452.85		45.0%	2,003.78	55.0%	2,449.07	1st Fl Sq Ft Alloc
48 Auto Clave rough in	19,487.79				100.0%	19,487.79	Specific ID
49 Deputy Inspection	1,629.80		100.0%	1,629.80	0.0%	0.00	Total SQ Ft
50 Steel support for Countertops	856.81		34.3%	294.16	65.7%	562.65	Total SQ Ft
51 Fire Corridor/rebuild front canopy	8,723.83		27.9%	2,431.00	72.1%	6,292,83	Specific ID
52 Recessed lights in Treatment room	1,979.04				100.0%	1,979.04	Specific ID
53 Access panels/catwalks	6,107.13		34.3%	2,096.69	65.7%	4,010.44	Total SQ Ft
54 Dr Obagi’s office ceiling drywall	582.07				100.0%	582.07	Specific ID
55 Frame out for A/V and reframe Canopy	6,911.39		100.0%	6,911.39	0.0%	0.00	Total SQ Ft
56 Water fall overflow feature			100.0%	0.00			Specific ID
57 Subterranean Drainage at North Elevation	11,495.92		45.0%	5,173.16	55.0%	6,322.76	1st Fl Sq Ft Alloc
58 Sheet Metal Backing Access Panels	4,530.72		45.0%	2,038.82	55.0%	2,491.90	1st Fl Sq Ft Alloc
59 Perimeter concrete	6,628.37		45.0%	2,982.77	55.0%	3,645.60	Total SQ Ft
60 install fire rated plywood in ceiling	1,089.63		45.0%	490.33	55.0%	599.30	Specific ID
61 Upgrade front door to automatic	18,714.41		100.0%	18,714.41	0.0%	0.00	1st Fl Sq Ft Alloc
62 Revise door 117. 105 + 107	26,426.09		45.0%	11,691.74	55.0%	14,534.35	Specific ID
63 Material for 90 min. wood doors	18,033.38		45.0%	8,115.02	55.0%	9,918.36	Specific ID
64 Work at Stair well Trailer	23,452.91				100.0%	23,452.91	Specific ID
65 Asbestos Abatement Lobby	5,580.63				100.0%	5,580.63	Specific ID
66 Deputy inspection for water feature	465.65		100.0%	465.65	0.0%	0.00	Specific ID
67 Rebuilt Vestibule Perimeter walls	12,554.65				100,0%	12,554.65	Specific ID
68 Upgrade windows in room 121	3,259.60				100.0%	3,259.60	Specific ID
69 Wrap Interior columns for fire	2,095.46		50.0%	1,047.73	50.0%	1,047.73	1st FLOOR
70 Delete sun shades	(3,897.35)		34.3%	(1,336.79)	65.7%	(2,560.56)	Specific ID
71 Vestibule Floor Trench Drain	8,607.41				100.0%	8,607.41	Specific ID
72 Upgrade Storefront glass door to 3/4”	12,332.68		100.0%	12,332.68	0.0%	0.00	Specific ID
73 Raise Floors to meet Marble height	3,259.60		45.0%	1,466.82	55.0%	1,792.78	Specific ID
74 Security Access system	25,179,02		45.0%	11,330.56	55.0%	13,848.46	TOTAL
75 additional suede fabric for future use	1,455.17		100.0%	1,455.17	0.0%	0.00	Specific ID
76 waterproof membrane north wall	1,164.14		34.3%	399.30	65.7%	764.84	Specific ID
77 Additional signage	3,201.40		100.0%	3,201.40			Specific ID
78 Thin brick East elevation	2,910.36		45.0%	1,309.66	55.0%	1,600.70	1st FI Sq Ft Alloc
79 Exterior plaster	7,599.85		45.0%	3,419.93	55.0%	4,179.92	1st Fl Sq Ft Alloc
80 Stainless shoe for circular glass	6,402.79		100.0%	6,402.79			Specific ID
81 Electrical room connections	29,987.20		45.0%	13,494.24	55.0%	16,492.96	1st Fl Sq Ft Alloc
82 Additional Marble for entry door	20,583.43		75.0%	15,437.57	25.0%	5,145.86	1st Fl Sq Ft Alloc
83 Change Fire Dampers/Run Dryer Vent	1,138.53		45.0%	512.34	55.0%	626.19	1st Fl Sq Ft Alloc
84 Single Phase Electrical Service Revisions	10,324.65		45.0%	4,646.09	55.0%	5,678.56	1st Fl Sq Ft Alloc
85 Delete Glass Display Box	(3,059.69)		100.0%	(3,059.69)			Specific ID
86 Electrical Work not indicated on plans	4,644.94		45.0%	2,090.22	55.0%	2,554.72	1st Fl Sq Ft Alloc
87 Electrical Work Revisions from RDHA	1,338.76		45.0%	602.44	55.0%	736.32	1st Fl Sq Ft Alloc
88 Electrical Work from RDHA SK	4,249.12		45.0%	1,912.10	55.0%	2,337.02	1st Fl Sq Ft Alloc
89 New Plaster Color coat	11,511.07		45.0%	5,179.98	55.0%	6,331.09	1st Fl Sq Ft Alloc
90 VOID
91 Structural Support for Operational Light	3,084.97				100.0%	3,084.97	Specific ID

PENDING (as of 05-15-06)
92 Post and Parking lot signs	1,578.00		45.0%	710.10	55.0%	867.90	1st Fl Sq Ft Alloc
93 Screen for Mechanicals	7,515.00		45.0%	3,381.75	55.0%	4,133.25	1st Fl Sq Ft Alloc
Removed intentionally
95 Refurbish Parking lot gate	4,466.00		45.0%	2,009.70	55.0%	2,456.30	1st Fl Sq Ft Alloc
96 Credit for shelf’s over pond	(3,642.00)		45.0%	(1,638.90)	55.0%	(2,003.10)	1st Fl Sq Ft Alloc

Total Construction Costs	3,117,479.86		49.6%	1,546,458.49	50.4%	1,571,021.37

Architect Billings	494.412.05		49.6%	270,652.22	50.4%	223,759.83	Note 2

Total Cost	$3,611,891.91			$1,817,110.71		$1,794,781.20

Note 1

Per discussion with Jim Petree main contractor (Legacy Construction), Painwood cost (including labor) is 60% of the total costs and splits 35%/65% of total Cabinetry is the remaining cost and is on par with Sq. Ft. based on his estimates, we are applying the total sq ft. allocation.

Note 2

First 100K of Architect billings related to image design and heavily weighted 75% toward retail brand image (Obagi logo, window/storefront, retail design), remining costs are split at 49.6%/50.4% consistent with overall costs allocation

C-2

EXHIBIT D

MASTER LEASE

[intentionally omitted]

D-1